Exhibit 99.2 3Q20 Financial Results October 16, 2020Exhibit 99.2 3Q20 Financial Results October 16, 2020

Forward-looking statements and use of non-GAAP financial measures Forward-Looking Statements. This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: § Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; § The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; § Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; § The COVID-19 pandemic and its effects on the economic and business environments in which we operate; § Our ability to meet heightened supervisory requirements and expectations; § Liabilities and business restrictions resulting from litigation and regulatory investigations; § Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; § The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; § Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; § The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; § Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; § A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and § Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Further, statements about the estimated impact of CECL are forward-looking statements and are subject to the risk that the actual impact of CECL may differ, possibly materially, from what is reflected in those statements due to, among other things, changes in macroeconomic conditions and any of the other variables discussed, as well as changes based on continuing review of models and assumptions. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ending June 30, 2020. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP. 2Forward-looking statements and use of non-GAAP financial measures Forward-Looking Statements. This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: § Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; § The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; § Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; § The COVID-19 pandemic and its effects on the economic and business environments in which we operate; § Our ability to meet heightened supervisory requirements and expectations; § Liabilities and business restrictions resulting from litigation and regulatory investigations; § Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; § The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; § Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; § The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; § Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; § A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and § Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Further, statements about the estimated impact of CECL are forward-looking statements and are subject to the risk that the actual impact of CECL may differ, possibly materially, from what is reflected in those statements due to, among other things, changes in macroeconomic conditions and any of the other variables discussed, as well as changes based on continuing review of models and assumptions. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ending June 30, 2020. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP. 2

3Q20 GAAP financial summary Q/Q Y/Y $s in millions 3Q20 2Q20 3Q19 $/bps % $/bps % Net interest income $   1,137 $   1,160 $   1,145 $      (23) (2)% $       (8) (1)% Noninterest income        654        590        493         64 11            161 33      Total revenue     1,791     1,750     1,638         41 2            153 9      Noninterest expense        988        979        973           9 1              15 2      Pre‐provision profit        803        771        665         32 4            138 21      Provision for credit losses        428        464        101        (36) (8)           327 NM Income before income tax expense        375        307        564         68 22            (189) (34)     Income tax expense          61          54        115           7 13             (54) (47)     Net income $     314 $     253 $     449 $      61 24% $  (135) (30)% Preferred dividends          25          28          17          (3) (11)               8 47      Net income available to common  stockholders $     289 $     225 $     432 $      64 28% $  (143) (33)% $s in billions Average interest‐earning assets $ 160.2 $ 162.4 $ 146.5 $   (2.2) (1) % $  13.7 9  % Average deposits $ 141.4 $ 141.6 $ 123.9 $   (0.2) — % $  17.4 14  % Performance metrics (1) Net interest margin       2.82%       2.87%       3.10%          (5) bps        (28) bps (1)       2.83       2.88       3.12          (5)        (29) Net interest margin, FTE (2) Loan‐to‐deposit ratio (period‐end)       86.8       87.5       94.5        (72)       (771) ROACE         5.6         4.4         8.4       116       (275) ROTCE         8.3         6.6       12.4       171       (411) ROA         0.7         0.6         1.1         13        (40) ROTA         0.7         0.6         1.1         14        (42) Efficiency ratio       55.2       55.9       59.4        (73)       (422) Noninterest income as a % of           37%          34%          30%       300 bps       700 bps total revenue (3) FTEs    17,930  18   ,312    18,116     (382) (2) %       (186) (1) % Operating leverage 1.3% 7.8  % Per common share Diluted earnings $     0.68 $   0   .53 $   0   .97 $  0.15 28% $ (0.29) (30) % Tangible book value $ 32.24 $ 32.13 $ 31.48 $  0.11 — % $  0.76 2  % Average diluted shares outstanding  (in millions)      428.0      427.6      447.1         0.4 — %     (19.1) (4) % 3 See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25.3Q20 GAAP financial summary Q/Q Y/Y $s in millions 3Q20 2Q20 3Q19 $/bps % $/bps % Net interest income $ 1,137 $ 1,160 $ 1,145 $ (23) (2)% $ (8) (1)% Noninterest income 654 590 493 64 11 161 33 Total revenue 1,791 1,750 1,638 41 2 153 9 Noninterest expense 988 979 973 9 1 15 2 Pre‐provision profit 803 771 665 32 4 138 21 Provision for credit losses 428 464 101 (36) (8) 327 NM Income before income tax expense 375 307 564 68 22 (189) (34) Income tax expense 61 54 115 7 13 (54) (47) Net income $ 314 $ 253 $ 449 $ 61 24% $ (135) (30)% Preferred dividends 25 28 17 (3) (11) 8 47 Net income available to common stockholders $ 289 $ 225 $ 432 $ 64 28% $ (143) (33)% $s in billions Average interest‐earning assets $ 160.2 $ 162.4 $ 146.5 $ (2.2) (1) % $ 13.7 9 % Average deposits $ 141.4 $ 141.6 $ 123.9 $ (0.2) — % $ 17.4 14 % Performance metrics (1) Net interest margin 2.82% 2.87% 3.10% (5) bps (28) bps (1) 2.83 2.88 3.12 (5) (29) Net interest margin, FTE (2) Loan‐to‐deposit ratio (period‐end) 86.8 87.5 94.5 (72) (771) ROACE 5.6 4.4 8.4 116 (275) ROTCE 8.3 6.6 12.4 171 (411) ROA 0.7 0.6 1.1 13 (40) ROTA 0.7 0.6 1.1 14 (42) Efficiency ratio 55.2 55.9 59.4 (73) (422) Noninterest income as a % of 37% 34% 30% 300 bps 700 bps total revenue (3) FTEs 17,930 18 ,312 18,116 (382) (2) % (186) (1) % Operating leverage 1.3% 7.8 % Per common share Diluted earnings $ 0.68 $ 0 .53 $ 0 .97 $ 0.15 28% $ (0.29) (30) % Tangible book value $ 32.24 $ 32.13 $ 31.48 $ 0.11 — % $ 0.76 2 % Average diluted shares outstanding (in millions) 428.0 427.6 447.1 0.4 — % (19.1) (4) % 3 See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25.

(1) 3Q20 Underlying financial summary Underlying, as applicable Q/Q Y/Y $s in millions 3Q20 2Q20 3Q19%/bps Net interest income $1 1,137$1,160$(,145    2) %    (1) % Noninterest income     654     590      493    11   33  1 1,791 1,750  ,638      2     9 Total revenue Noninterest expense     957     960      954    —    — Pre‐provision profit     834     790      684      6   22     428     464      101 Provision for credit losses     (8) NM Net income available to  $     313 $    235 $    436     33%    (28) % common stockholders Performance metrics Noninterest income as a %           37%         34%         30%   300 bps   700 bps of total revenue Efficiency ratio    53.4    54.9     58.2 (141) (478) ROTCE      9.0%      6.9%     12.6% 210 bps (358) bps Diluted EPS $  0.73 $  0.55 $  0   .98    33%  % (26) Tangible book value $ 32.24 $  32.13 $  31.48    ‐ %       2 % See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25. 4 See page 3 for reported results.(1) 3Q20 Underlying financial summary Underlying, as applicable Q/Q Y/Y $s in millions 3Q20 2Q20 3Q19%/bps Net interest income $1 1,137$1,160$(,145 2) % (1) % Noninterest income 654 590 493 11 33 1 1,791 1,750 ,638 2 9 Total revenue Noninterest expense 957 960 954 — — Pre‐provision profit 834 790 684 6 22 428 464 101 Provision for credit losses (8) NM Net income available to $ 313 $ 235 $ 436 33% (28) % common stockholders Performance metrics Noninterest income as a % 37% 34% 30% 300 bps 700 bps of total revenue Efficiency ratio 53.4 54.9 58.2 (141) (478) ROTCE 9.0% 6.9% 12.6% 210 bps (358) bps Diluted EPS $ 0.73 $ 0.55 $ 0 .98 33% % (26) Tangible book value $ 32.24 $ 32.13 $ 31.48 ‐ % 2 % See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25. 4 See page 3 for reported results.

Executive summary

Solid performance notwith-standing COVID-19 disruption	■ Underlying net income available to common of $313 million; EPS of $0.73[1] compares with $0.98 in third quarter 2019 and $0.55 in second quarter 2020 ■ Record revenue of $1.8 billion, up 9% YoY and up 2.4% QoQ, demonstrating our diversification and resilience ■ NII down 1% YoY given challenging rate environment, partly offset by earning-asset growth of 9% and lower funding costs; down 2% QoQ – NIM of 2.83% down 29 bps YoY; down 5 bps QoQ with interest-bearing deposit costs down 13 bps ■ Record noninterest income up 33% YoY; up 11% QoQ – Record mortgage banking fees and strength in capital markets despite COVID-19 disruption ■ Underlying efficiency ratio of 53.4%[1] compares with 58.2% in 3Q19 and 54.9% in 2Q20; Underlying positive operating leverage of 9.0% YoY and 2.6% QoQ ■ Provision expense of $428 million includes $209 million reserve build largely in retail and hospitality-related commercial real estate ■ Underlying ROTCE of 9.0%[1] compares with 12.6% in 3Q19 and 6.9% in 2Q20; TBV/share of $32 up 2% YoY and up slightly QoQ
Continued progress on strategic growth and efficiency initiatives	■ Consumer Banking – 7% loan growth[2] YoY, up 6% before PPP loans and loan sales. Strong deposit growth up 10% YoY and 3% QoQ, with DDA up 38% YoY and 9% QoQ; continued strength in mortgage banking and wealth ■ Commercial Banking – Loan growth[2] of 7% YoY, or 3.4% excluding PPP loans and line draw repayments, driven by geographic, product and client-focused expansion strategies; deposit growth of 31% YoY reflecting strong deposit flows given government stimulus and clients building liquidity ■ TOP 6 progressing well with target of ~$300-$325 million pre-tax run-rate benefit by YE 2021 – Launching transformation initiatives to upscale program – further enhancing front-end digital capabilities to create frictionless customer experiences and accelerating end-to-end ("E2E") digitization in Consumer and Commercial ■ Continuing to fund major strategic initiatives: Consumer national expansion; broadening merchant finance; widening Commercial coverage, and enhancing advisory capabilities
Prudently managing credit	■ Allowance to loans of 2.21%, or 2.29%[1] excluding PPP loans. Reserve build during 3Q20 of $209 million impacted EPS by $0.40 and ROTCE by 5 percentage points ■ Expect 4Q20 charge-offs to be stable with 3Q20; 4Q20 provision expected to be lower than charge-offs ■ Consumer credit trends remain favorable; commercial issues reside in segments most affected by COVID-19/lockdowns ■ Nonaccrual loans to loans ratio of 1.03% compares with 0.79% in 2Q20 and 0.63% in 3Q19; coverage ratio of 214% compares with 255% in 2Q20 and 177% in 3Q19
Strong capital, liquidity and funding	■ Strong capital levels with a CET1 ratio of 9.8%[3] ■ Period-end LDR ratio 86.8%, or 83.6% excluding PPP loans[1], vs. 94.5% a year ago ■ Total available liquidity of ~$70 billion at September 30, 2020

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 25.

5

Net interest income

Disciplined deposit pricing and improved funding mix help moderate margin pressure

NII and NIM

$s in millions, except earning assets


$146.5B
$148.9B
$150.9B
$162.4B
$160.2B
$1,145
$1,143
$1,160
$1,160
$1,137
3.12%
3.06%
3.10%
2.88%
2.83%
3Q19
4Q19
1Q20
2Q20
3Q20
Average interest-earning assets
Net interest income
Net interest margin, FTE

NIM key drivers	3Q20 vs. 3Q19	3Q20 vs. 2Q20
Beginning NIM	3.12 %	2.88 %
Loan yields	(0.82)	(0.11)
Investment portfolio	(0.16)	(0.04)
Deposit costs	0.61	0.10
Borrowing costs	0.09	0.01
Other	(0.01)	(0.01)
Ending NIM	2.83 %	2.83 %

Highlights

Linked Quarter

- NII down 2%
  - Reflects impact of lower rates and 1% decrease in interest-earning assets, driven by commercial line draw repayments, partly offset by improvements in funding mix and disciplined deposit pricing actions
- NIM of 2.83%, down 5 bps
  - Reflects impact of lower rates, higher cash balances and day count, partly offset by disciplined deposit pricing actions and improved funding mix
  - Interest-bearing deposit costs down 13 bps

Year-Over-Year

- NII down 1%
  - 9% growth in interest-earning assets was offset by lower NIM, reflecting the lower rate and challenging yield curve environment
- NIM of 2.83%, down 29 bps
  - Impact of lower rates, higher cash balances given strong deposit flows and the addition of lower-yielding PPP loans in 2Q20
  - Partly offset by lower funding costs and improved funding mix
  - Interest-bearing deposit costs down 89 bps

Citizens Financial Group, Inc.

6

Noninterest income Record revenue with noninterest income up 33% YoY, paced by record results in Mortgage and strength in Capital Markets $ Highlights $s in millions 3Q20 2Q20 3Q19 Q/Q Y/Y Linked Quarter $ 97$ 128 84$1 $3 $ (31) Service charges and fees 287 276 117 170 11 Mortgage banking fees n Record noninterest income, up 11% 57 48 67 9 (10) Card fees 58 61 39 (3) 19 Capital markets fees ─ Record mortgage banking fees, up 4%, with continued 53 45 50 8 3 Trust and investment services strength in origination volumes and gain-on-sale 27 34 35 (7) (8) FX and interest rate products margins 37 31 34 6 3 Letter of credit and loan fees 1 3 3 (2) (2)─ Trust and investment services fees up 18%, reflecting Securities gains, net 37 8 20 17 29 Other income higher transaction volumes and managed Noninterest income $ 59 654$ 493 0$ 64$ 161 $ money balances ─ Service charges and fees and card fees improved, reflecting some recovery from COVID-19 impacts Year-Over-Year Noninterest income $s in millions n Noninterest income, up 33% $654 ─ Record mortgage banking fees up 145% driven by $590 higher originations and gain-on-sale margins $497 ─ Capital market fees up 49% given higher advisory fees $493 $494 ─ Trust and investment services up 6% on improved transaction volumes and higher managed money balances ─ Other income includes gain on sale of education loans 3Q19 4Q19 1Q20 2Q20 3Q20 Strong performance reflects investments in capabilities, diversification 7Noninterest income Record revenue with noninterest income up 33% YoY, paced by record results in Mortgage and strength in Capital Markets $ Highlights $s in millions 3Q20 2Q20 3Q19 Q/Q Y/Y Linked Quarter $ 97$ 128 84$1 $3 $ (31) Service charges and fees 287 276 117 170 11 Mortgage banking fees n Record noninterest income, up 11% 57 48 67 9 (10) Card fees 58 61 39 (3) 19 Capital markets fees ─ Record mortgage banking fees, up 4%, with continued 53 45 50 8 3 Trust and investment services strength in origination volumes and gain-on-sale 27 34 35 (7) (8) FX and interest rate products margins 37 31 34 6 3 Letter of credit and loan fees 1 3 3 (2) (2)─ Trust and investment services fees up 18%, reflecting Securities gains, net 37 8 20 17 29 Other income higher transaction volumes and managed Noninterest income $ 59 654$ 493 0$ 64$ 161 $ money balances ─ Service charges and fees and card fees improved, reflecting some recovery from COVID-19 impacts Year-Over-Year Noninterest income $s in millions n Noninterest income, up 33% $654 ─ Record mortgage banking fees up 145% driven by $590 higher originations and gain-on-sale margins $497 ─ Capital market fees up 49% given higher advisory fees $493 $494 ─ Trust and investment services up 6% on improved transaction volumes and higher managed money balances ─ Other income includes gain on sale of education loans 3Q19 4Q19 1Q20 2Q20 3Q20 Strong performance reflects investments in capabilities, diversification 7

Mortgage banking fees Record mortgage banking fees continue counterbalancing market rate impacts on NII; significant refi opportunity for the industry expected to continue well into 2021 Mortgage banking fee growth Highlights Highlights $s in millions n Mortgage banking business built out over last couple of years through both organic growth, e.g., increase in retail $287 $276 loan officers and data-driven marketing, and acquisition of Franklin American Mortgage Company n 2020 is the largest mortgage originations year in U.S. $117 history; expected to be followed by another >$3T record year in 2021 at today’s rates ─ Estimate that 60-75% of U.S. mortgages are eligible for refinance with meaningful savings, i.e., >50 bps rate 3Q19 2Q20 3Q20 savings Production revenue Servicing revenue net of MSR impact n Focused on innovation of customer experience through digital with >60% of all retail applications now completed through the digital app Mortgage origination n Expect market share gains in our diversified channels of retail, correspondent and wholesale, even as rates rise $s in billions 1Q20 3Q19 4Q19 2Q20 3Q20 and refinances begin to fade Retail  $ 2   .8 $   3.2 $   2.5 $    3.9 $    4.3 n Business provides for meaningful acquisition and Third Party     5.1     5.8     4.8      7.4      6.8 deepening of customer relationships (1) $ 7.9   $ 8   .9 $   7.3 $  11.3 $  11.1 Total n Servicing book, excluding portfolio loans, of $81 billion in Gain on sale  1.40% 0.98% 2.36% 3.09% 3.04% 3Q20 and >500,000 customers, up 8% YoY, providing of secondary originations additional fee growth in future quarters Well positioned to capitalize on current demand, grow share and perform well in future periods even as rates rise 8 See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25.Mortgage banking fees Record mortgage banking fees continue counterbalancing market rate impacts on NII; significant refi opportunity for the industry expected to continue well into 2021 Mortgage banking fee growth Highlights Highlights $s in millions n Mortgage banking business built out over last couple of years through both organic growth, e.g., increase in retail $287 $276 loan officers and data-driven marketing, and acquisition of Franklin American Mortgage Company n 2020 is the largest mortgage originations year in U.S. $117 history; expected to be followed by another >$3T record year in 2021 at today’s rates ─ Estimate that 60-75% of U.S. mortgages are eligible for refinance with meaningful savings, i.e., >50 bps rate 3Q19 2Q20 3Q20 savings Production revenue Servicing revenue net of MSR impact n Focused on innovation of customer experience through digital with >60% of all retail applications now completed through the digital app Mortgage origination n Expect market share gains in our diversified channels of retail, correspondent and wholesale, even as rates rise $s in billions 1Q20 3Q19 4Q19 2Q20 3Q20 and refinances begin to fade Retail $ 2 .8 $ 3.2 $ 2.5 $ 3.9 $ 4.3 n Business provides for meaningful acquisition and Third Party 5.1 5.8 4.8 7.4 6.8 deepening of customer relationships (1) $ 7.9 $ 8 .9 $ 7.3 $ 11.3 $ 11.1 Total n Servicing book, excluding portfolio loans, of $81 billion in Gain on sale 1.40% 0.98% 2.36% 3.09% 3.04% 3Q20 and >500,000 customers, up 8% YoY, providing of secondary originations additional fee growth in future quarters Well positioned to capitalize on current demand, grow share and perform well in future periods even as rates rise 8 See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25.

Noninterest expense(1) Continued expense discipline contributes to Underlying positive operating leverage of 9.0% YoY and 2.6% QoQ(1) Linked Quarter    Underlying noninterest expense(1) down slightly Salaries and employee benefits broadly stable    Other operating expenses decreased given lower FDIC expense and lower fraud-related costs Underlying noninterest expense(1) up slightly    Year-Over-Year Salaries and employee benefits up 2% reflecting strong mortgage banking originations Equipment and software expense up 14% given continued investments in technology Outside services expense up 8% largely tied to growth initiatives Other operating expense declined given lower travel and advertising costs. 3Q19 included $10 million related to a lease restructuring

Average loans and leases

Core loans up 7% YoY with commercial up 12% and retail up 2%; down 3% QoQ

Average core loans and leases[1]



$s in billions
$116.0
$117.7
$120.0
$127.7
$123.9
$56.4
$57.1
$59.1
$67.0
$63.4
$59.5
$60.6
$60.9
$60.8
$60.5
3Q19
4Q19
1Q20
2Q20
3Q20
Total core retail loans
Total core commercial loans and leases

Average Loan Yields

	3Q19	4Q19	1Q20	2Q20	3Q20
	%	%	%	%	%
Core commercial loans & leases	4.25%	3.99%	3.83%	3.14%	3.04%
Core retail loans	4.85%	4.69%	4.72%	4.28%	4.06%
Total core loans	4.56%	4.35%	4.28%	3.68%	3.54%
Loans held for sale	3.88%	3.49%	3.57%	3.28%	3.45%
Total core loans & LHFS	4.55%	4.33%	4.27%	3.67%	3.53%
Total non-core loans	5.20%	5.09%	5.37%	4.82%	4.34%
Total average loans & LHFS[2]	4.55%	4.34%	4.28%	3.68%	3.54%

Highlights

Linked Quarter

- Core loans down $3.8 billion, or 3%; up very slightly ex. PPP, commercial line draws and loan sale activity
  - Commercial down $3.6 billion, or 5%, reflecting commercial line draw repayments, partly offset by increase in average PPP loans
  - Retail broadly stable with increase in mortgage, offset by declines in other categories and loan sale activity
- Period-end loans down $1.6 billion, or 1%, with $2.6 billion decrease in commercial, partly offset by $926 million increase in retail with growth in mortgage and education

Year-Over-Year

- Core loans up $7.9 billion, or 7%; up 5% ex. PPP, commercial line draws and loan sale activity
  - Commercial up $7.0 billion, or 12%, reflecting $4.7 billion of PPP loans and growth in CRE
  - Retail up $1.0 billion, or 2%, with growth in education and merchant finance, partly offset by lower home equity
- Period-end loan growth of $6.2 billion, or 5%, with commercial up 10%, including PPP loans and growth in CRE, and retail up 1%

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 25.

10

Average funding and cost of funds

Average deposits up 14% YoY and broadly stable QoQ with improved mix and deposit pricing actions contributing to driving total cost of funds down 76 bps YoY and 12 bps QoQ

Growing lower-cost deposits[1]



$s in billions
$66
$67
$68
$80
$84
1.24%
1.09%
0.94%
0.48%
0.35%
0.95%
0.83%
0.72%
0.35%
0.25%
DDA 44%
DDA 48%
3Q19
4Q19
1Q20
2Q20
3Q20
Demand deposits
Lower-cost deposits
Total deposit costs
Interest-bearing deposit cost

Borrowed funds



$s in billions
3Q20
$9.2
$9.4
2Q20
$11.8
$12.0
3Q19
$12.1
$12.7
LT borrowed funds
ST borrowed funds

Highlights

Linked Quarter

- Average deposits broadly stable with growth in demand deposits, checking with interest and in savings, offset by a decrease in term deposits
- Period-end deposits broadly stable with growth in money market accounts, demand deposits and savings more than offset by a decrease in term deposits
  - Citizens Access® deposits of $6.2 billion, down 4%, with stable savings and lower term deposits
- Total deposit costs down 10 bps, reflecting proactive pricing discipline; interest-bearing deposits costs down 13 bps
- Total cost of funds down 12 bps

Year-Over-Year

- Average deposits up $17.4 billion, or 14%, with growth in demand deposits, money market accounts, savings and checking with interest, partly offset by a decrease in term deposits
- Total deposit costs down 70 bps, reflecting the impact of lower rates and favorable shift in deposit mix; interest-bearing deposit costs down 89 bps
- Period-end deposit growth of $18.2 billion, or 15%, with government stimulus benefiting consumers and small businesses and clients building liquidity
- Total cost of funds down 76 bps

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 25.

11

CECL provision reflects impact from COVID-19 disruption CECL methodology & key variables Utilized a macroeconomic scenario that generally reflects GDP growth of 4.5% over 2021, returning to 4Q19 real GDP levels by 1Q22. Regarding the unemployment rate, 4Q20 was projected to be approximately 9—9.5%, falling to 7—7.5% by 4Q21    This scenario is slightly less severe than that used in 2Q20 Management also supplemented the reserve this quarter by developing management overlays to certain commercial sectors particularly affected by the pandemic and related lockdowns, as well as to certain consumer product portfolios While the recovery path is clearer than at Q2 close, significant future uncertainty still exists, e.g., stimulus, vaccine timing    Real GDP Unemployment rate Other key variables, e.g., collateral prices Management overlays for economy [economic inputs] and portfolio segments [industry sectors and consumer products] Macro-economic forecast(1) Key variables Highlights 3Q20 provision expense of $428 million, including a reserve build of $209 million This compares with a provision expense of $464 million in 2Q20, which included a $317 million reserve build ACL/loan ratio increased 20 bps to 2.21%; ACL/loan ratio excluding PPP loans increased 20 bps to 2.29%(2). See appendix slide 22 for the allocation of allowance by product type While the macroeconomic forecast was slightly improved relative to Q2 forecast, we used management overlays/qualitative factors to build reserves, focusing on expected performance trends in commercial sector portfolios most impacted by COVID-19/lockdowns (CRE, largely retail, and casual dining), as well as in selected consumer products (card and residential mortgage)    We feel we are well reserved at this point for extended stress in these sectors Notwithstanding sizable reserve build, CET1 ratio improved 20 bps to 9.8% given robust PPNR growth and no share repurchases

Forbearance update Highlights Working proactively with Commercial Banking customers seeking flexibility on loan terms and conditions Commercial deferrals trending down from 5.2% at June 30, 2020 to 1.4% at September 30, 2020 and 1.2% at October 13, 2020 Fewer C&I clients seeking second deferral after benefitting from stimulus and re-openings    Broadly stable early-stage consumer delinquency trends for loans not in forbearance Consumer forbearance trending down from 6.0% at June 30, 2020 to 3.9% at September 30, 2020 and 3.4% at October 13, 2020] [~95% of borrowers leaving forbearance are current] [Business banking decreased from 8.1% at September 30, 2020 to [5.5% at October 13, 2020] and is expected to decrease to ~1.0% by October 31, 2020] [*Using a methodology which assumes forbearance ends after customers’ first scheduled forbearance payment. Under an alternative method where forbearance ends immediately after the last deferred payment, the forbearance rate would be [2.1]%]

Credit quality[1]

Nonaccrual loans



$s in millions
$737
$703
$780
$990
$1,277
0.63%
0.59%
0.61%
0.79%
1.03%
3Q19
4Q19
1Q20
2Q20
3Q20
Nonaccrual loans
Nonaccrual loans to total loans

Highlights

- Nonaccrual loans increased $287 million QoQ given a $254 million increase in commercial, largely driven by two credits to mall REITs
- NCOs increased $72 million QoQ and $106 million YoY reflecting increases in commercial, partly offset by decreases in retail given the impact of forbearance. Commercial driven by one credit to a mall REIT and one in metals and mining
- 3Q20 provision of $428 million includes a net reserve build of $209 million, primarily driven by commercial
- 3Q20 ACL ratio of 2.21%, or 2.29%[3] ex. PPP loans, compares with 2.01% in 2Q20, or 2.09% ex. PPP loans and 1.11% in 3Q19
- ACL to nonaccrual loans and leases ratio of 214% compares with 255% as of 2Q20 and 177% as 3Q19

Provision for credit losses, net charge-offs



$s in millions
$101
$113
$110
$122
$600
$137
$464
$147
$428
$219
0.38%
0.41%
0.46%
0.46%
0.70%
3Q19
4Q19
1Q20
2Q20
3Q20
Provision for credit losses
Total net c/os
Net c/o ratio

Allowance for credit losses



$s in millions
$1,308
$1,296
$2,210
$2,527
$2,736
1.11%
1.09%
1.73%
2.01%
2.21%
2.09%
2.29%
3Q19
4Q19
1Q20
2Q20
3Q20
Allowance for loan and lease losses
Allowance to loan coverage ratio(2)
Allowance to loan coverage ratio ex. PPP(3)

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 25.

14

Capital and liquidity remain strong (1) Strong capital position with CET1 increasing to 9.8% as of Highlights $s in billions (period-end) 3Q19 4Q19 1Q20 2Q20 3Q20 (1)(2) (1) Basel III basis n 3Q20 CET1 ratio of 9.8% , up 20 bps QoQ $ 14.4 $ 14 .3 $ 14 .0 $ 14.2 $ 14.3 Common equity tier 1 capital ─ Net income: 21 bp increase $ 142 140.1$ 14.9$ 147. 8.9$ 146. 3 $ 1 Risk-weighted assets Common equity tier 1 ratio 10.3% 10.0% 9.4% 9.6% 9.8%─ RWA decline: 8 bp increase Tier 1 capital ratio 11.1% 11.1% 10.5% 10.9% 11.2% ─ Dividends and other: 8 bp decrease Total capital ratio 13.0% 13.0% 12.5% 13.1% 13.3 % n Demonstrating strong PPNR generation through current stress environment n PPNR as % of average assets has strengthened in recent years (3) Strong Underlying PPNR performance reflecting benefits of investments and an increasingly diversified revenue base $s in billions $2.7 $2.6 n Completed $621 million of subordinated debt private $2.3 $2.3 exchange offers in 3Q20 which will benefit total capital $1.9 going forward $1.6 n Period-end LDR of 86.8%, or 83.6% ex. PPP, compares with 3.9% 3.8% 3.7% 87.5%, or 84.3% ex. PPP, in 2Q20 and 94.5% in 3Q19 3.4% 2.9% 2.7% n ~$70 billion of available liquidity at September 30, 2020 Period end loan-to-deposit ratio 2015 2016 2017 2018 2019 9/30/20 YTD 95.5% 94.5% 95.0% 87.5% 86.8% Underlying PPNR % of average assets (9-qtr CCAR/DFAST basis)  3Q19  4Q19  1Q20  2Q20  3Q20 15 See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25.Capital and liquidity remain strong (1) Strong capital position with CET1 increasing to 9.8% as of Highlights $s in billions (period-end) 3Q19 4Q19 1Q20 2Q20 3Q20 (1)(2) (1) Basel III basis n 3Q20 CET1 ratio of 9.8% , up 20 bps QoQ $ 14.4 $ 14 .3 $ 14 .0 $ 14.2 $ 14.3 Common equity tier 1 capital ─ Net income: 21 bp increase $ 142 140.1$ 14.9$ 147. 8.9$ 146. 3 $ 1 Risk-weighted assets Common equity tier 1 ratio 10.3% 10.0% 9.4% 9.6% 9.8%─ RWA decline: 8 bp increase Tier 1 capital ratio 11.1% 11.1% 10.5% 10.9% 11.2% ─ Dividends and other: 8 bp decrease Total capital ratio 13.0% 13.0% 12.5% 13.1% 13.3 % n Demonstrating strong PPNR generation through current stress environment n PPNR as % of average assets has strengthened in recent years (3) Strong Underlying PPNR performance reflecting benefits of investments and an increasingly diversified revenue base $s in billions $2.7 $2.6 n Completed $621 million of subordinated debt private $2.3 $2.3 exchange offers in 3Q20 which will benefit total capital $1.9 going forward $1.6 n Period-end LDR of 86.8%, or 83.6% ex. PPP, compares with 3.9% 3.8% 3.7% 87.5%, or 84.3% ex. PPP, in 2Q20 and 94.5% in 3Q19 3.4% 2.9% 2.7% n ~$70 billion of available liquidity at September 30, 2020 Period end loan-to-deposit ratio 2015 2016 2017 2018 2019 9/30/20 YTD 95.5% 94.5% 95.0% 87.5% 86.8% Underlying PPNR % of average assets (9-qtr CCAR/DFAST basis) 3Q19 4Q19 1Q20 2Q20 3Q20 15 See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25.

Expansion of TOP efficiency initiatives

TOP 6 Program expected to achieve FY2020 pre-tax run-rate target of $225 million; on track for expected benefit of ~$300-$325 million by YE2021

Launching new transformation initiatives to upscale program

- Expect to deliver at least $100 million in pre-tax run-rate benefits by YE2021
- Working through costs to fund strategic investments
- FY2021 expense guidance on January earnings call

- Further enhance front-end digital capabilities to create frictionless customer experiences, drive sales
- Accelerate end-to-end ("E2E") digitization in Consumer and Commercial
- Simplify customer interactions and empower colleagues with new customer interaction technology
- Create new revenue opportunities, e.g., virtual loan officers, Wealth advisors

Transformational Program

Advance next-gen IT	■ Implement next-gen API-enabled cloud native architecture; key business initiatives slated to use reusable APIs ■ Scaling up agile operating model; executing with a customer-centric approach ■ Further enhance engineering talent and tools
Redesign go-to-market operating model	■ Empower cross-functional teams with clear strategy/mission ■ Shorten cycles for product/tech changes ■ Enable customer-focused, entrepreneurial approach ■ Improve new products/services speed to market

Traditional TOP Program

Efficiency initiatives	■ Accelerating retail network transformation ■ Redesign wealth operations ■ Further organizational simplification
Revenue initiatives	■ Target C&I geographic expansion; client selection remains a focus ■ Deploy new advanced analytics and pricing optimization engines ■ Enhance personalization and retention tools through digital channels

16

Investing in strategic priorities

Expanding and accelerating digitization efforts with a comprehensive end-to-end program; sharpening overall investment focus

Consumer

- Launching E2E digital transformation to increase digital sales and drive more self-service interactions
- Integrating national capabilities, e.g., expansion of Citizens Access® and reinventing POS payment experience
- Focusing on new customer acquisition and deepening existing relationships

Commercial

- Deploying enhanced coverage model and launching new industry verticals
- Targeting growth in better risk-adjusted return portfolios; recycle capital with a focus on deepening relationships
- Leveraging data and analytics for lending and deposits to improve returns
- Digitizing processes for clients and colleagues to enhance efficiencies

Enterprise-wide payments

- Organizing new Enterprise Payments team and holistic enterprise strategy
- Enabling integrated payments capabilities for clients through investment in payments hub and other client-facing experiences
  - Optimizing to ensure a more seamless experience across various payments channels, e.g., ACH, RTP, etc.

Enterprise enablers

Modern operating model

- Conversion to full Agile delivery model for technology and business delivery by 4Q20; previously planned for early 2021

Next Gen Technology

- Insourcing engineering talent
- Embracing API's and Microservices architecture
- Leveraging innovations in hybrid cloud technology and automation

Culture/ leadership/ talent

- Fostering a diverse, equitable, and inclusive environment
- Enabling leadership agility; building capabilities for now and the future

Data and analytics

- Simplifying and streamlining data ecosystem with adoption of Cloud
- Investing in advanced analytics to enhance customer experience with personalization; improve risk management and efficiency

Citizens Financial Group, Inc.
17

3Q20 YoY Strategic initiatives update Group Awarded 100 grants totaling $1.5 million to minority-owned small businesses as part of $10 million commitment to help drive social equity and economic advancement in underserved communities Consumer Clarfeld—Citizens Private Wealth selected as one of Barron’s Top 100 RIA’s    Launching 5 important new merchant finance partners; Microsoft Xbox All Access partnership expanded to include Best Buy, Target, Game Stop, and Walmart New Citizens Bank mobile app rollout live with android, launching iOS in 4Q Commercial Completed first lead-left high-yield fixed income issuance Successfully added convenient soft token access to cash management platform Launched accessLIQUIDITY® to enable clients to manage liquidity across bank deposits and third-party investments

4Q20 outlook vs. 3Q20

We offer commentary on factors influencing key categories

	3Q20 Underlying results [1]	4Q20 Underlying outlook [1]
Net interest income	■ $1,137 million	■ NII broadly stable; no PPP forgiveness benefit assumed for the fourth quarter ■ NIM down low/mid-single digits ■ Loans stable; securities up modestly
Noninterest income	■ $654 million	■ Down mid-teens from record levels reflecting lower mortgage banking fees given lower gain-on-sale margins
Noninterest expense	■ $957 million	■ Up modestly reflecting seasonal factors
Provision expense / net charge-offs	■ $428 million; NCOs $219 million	■ Net charge-offs of 60-80 bps of average loans ■ Reserve release expected, with provision less than net charge-offs ■ NPAs expected to decline

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 25.

Citizens Financial Group, Inc.

19

Key messages

- Citizens 3Q20 results demonstrate strength and resiliency of franchise, along with continued strong execution
- Underlying results reflect the benefit of Citizens diversified business model
  - Record PPNR up 22% YoY, up 6% QoQ(1)
  - Record fee income driven by record results in mortgage banking
  - Positive operating leverage year over year of 9.0%; 53.4% efficiency ratio(1)
  - TBV/share of $32.24 up 2% YoY and up slightly QoQ
- Citizens remains well capitalized and maintains ample liquidity
  - Robust capital levels with CET1 ratio of 9.8%(2), up 20 bps QoQ
  - Prudent ACL/loans ratio of 2.21%, 2.29% excluding PPP loans(1)
  - Spot LDR of 87%; 84% excluding PPP loans(1)
- Continue to make progress on our strategic initiatives, while incorporating changes from the environment
  - TOP 6 Program expected to achieve FY2020 pre-tax run-rate target of $225 million; on track for expected pre-tax run-rate benefit of ~$300-$325 million by YE2021
  - Launching new transformation initiatives to upscale program
    - Expect to deliver at least $100 million in pre-tax run-rate benefits by YE2021
    - Working through costs to fund strategic investments
    - FY2021 expense guidance on January earnings call
- Prioritizing major strategic initiatives: Consumer national expansion; broadening merchant finance; widening Commercial coverage, and enhancing advisory capabilities
- Seeking to come out of crisis with positive momentum

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 25.

Citizens Financial Group, Inc.

20

Appendix 21Appendix 21

Allocation of allowance for credit losses by product type 4Q19 Probable January 1, 2020 March 31, 2020 June 30, 2020 September 30, 2020 Incurred Losses CECL Adoption CECL CECL CECL % of Loans % of Loans and leases and leases % of Loans % of Loans % of Loans % of Loans % of Loans outstanding outstanding and leases and leases and leases and leases and leases Allowance for credit losses (2) (2) $ in millions Amount outstanding Amount outstanding Amount outstanding Amount outstanding (ex-PPP) Amount outstanding (ex-PPP) $ 35 0.18% $ 130 0.68% $ 153 0.81% $ 104 0.54% $ 133 0.68% Residential mortgage Home equity 83 0.62% 156 1.19% 169 1.30% 143 1.14% 156 1.27% Automobile 1 23 1.02% 206 1.70% 278 2.29% 277 2.31% 221 1.84% Education 116 1.12% 414 4.00% 473 4.35% 312 2.94% 386 3.32% Credit card 102 4.64% 118 5.37% 118 5.59% 141 7.38% 188 9.91% 119 2.58% 184 3.96% 229 4.95% 246 5.48% 211 5.04% Other retail $ 578 0.94% $ 1,208 1.96% $ 1,420 2.31% $ 1,223 2.01% 2.01% $ 1,295 2.10% 2.10% Total retail Commercial real estate 124 0.92% 67 0.50% 74 0.51% 330 2.28% 548 3.68% (1) 594 1.35% 472 1.07% 716 1.39% 974 1.93% 2.13% 893 1.88% 2.09% C&I Total commercial $ 718 1.25% $ 539 0.94% $ 790 1.20% $ 1,304 2.01% 2.16% $ 1,441 2.31% 2.50% Allowance for credit losses $ 1 ,296 1.09% $ 1,747 1.47% $ 2, 210 1.73% $ 2,527 2.01% 2.09% $ 2,736 2.21% 2.29% See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25. 22 See page 3 for reported results.Allocation of allowance for credit losses by product type 4Q19 Probable January 1, 2020 March 31, 2020 June 30, 2020 September 30, 2020 Incurred Losses CECL Adoption CECL CECL CECL % of Loans % of Loans and leases and leases % of Loans % of Loans % of Loans % of Loans % of Loans outstanding outstanding and leases and leases and leases and leases and leases Allowance for credit losses (2) (2) $ in millions Amount outstanding Amount outstanding Amount outstanding Amount outstanding (ex-PPP) Amount outstanding (ex-PPP) $ 35 0.18% $ 130 0.68% $ 153 0.81% $ 104 0.54% $ 133 0.68% Residential mortgage Home equity 83 0.62% 156 1.19% 169 1.30% 143 1.14% 156 1.27% Automobile 1 23 1.02% 206 1.70% 278 2.29% 277 2.31% 221 1.84% Education 116 1.12% 414 4.00% 473 4.35% 312 2.94% 386 3.32% Credit card 102 4.64% 118 5.37% 118 5.59% 141 7.38% 188 9.91% 119 2.58% 184 3.96% 229 4.95% 246 5.48% 211 5.04% Other retail $ 578 0.94% $ 1,208 1.96% $ 1,420 2.31% $ 1,223 2.01% 2.01% $ 1,295 2.10% 2.10% Total retail Commercial real estate 124 0.92% 67 0.50% 74 0.51% 330 2.28% 548 3.68% (1) 594 1.35% 472 1.07% 716 1.39% 974 1.93% 2.13% 893 1.88% 2.09% C&I Total commercial $ 718 1.25% $ 539 0.94% $ 790 1.20% $ 1,304 2.01% 2.16% $ 1,441 2.31% 2.50% Allowance for credit losses $ 1 ,296 1.09% $ 1,747 1.47% $ 2, 210 1.73% $ 2,527 2.01% 2.09% $ 2,736 2.21% 2.29% See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 25. 22 See page 3 for reported results.

Commercial credit - diversified portfolio with prudent credit discipline

Industry sectors $s in billions	2Q20 Balance	2Q20 % of Total CFG	3Q20 Balance	3Q20 % of Total CFG	Current view Areas Stabilizing	Current view Continued Concern
Real Estate and Rental and Leasing	$13.8	11 %	$14.1	11 %		
Retail and hospitality	2.5	2	2.5	2		2.5
Retail						1.6
Mall REITs						0.4
Hospitality						0.5
Finance and Insurance	5.9	5	6.3	5		
Accommodation and Food Services	4.2	3	4.2	3		
Accommodation	1.4	1	1.4	1		
Food Services and Drinking Places	2.8	2	2.7	2	2.2	0.5
Casual Dining						0.5
Fast Food, Fast Casual, Other					2.2	
Health, Pharma, Social Assistance	3.8	3	3.5	3		
Professional, Scientific, and Technical Services	3.2	3	2.9	2		
Information	2.8	2	2.6	2		
Retail Trade	2.8	2	2.5	2	1.6	0.9
Essential Businesses					1.6	
Non Essential Businesses						0.9
Other Manufacturing	2.8	2	2.4	2		
Wholesale Trade	2.4	2	2.1	2		
Energy & Related	2.7	2	2.6	2	1.6	1.0
Less Price Sensitive					1.6	
Price Sensitive						1.0
Metals & Mining	2.2	2	1.8	1		
Other Services	1.8	1	1.7	1		
Admin and Waste Mgmt.	1.6	1	1.5	1		
Arts, Entertainment, and Recreation	1.6	1	1.3	1	1.0	0.3
Fitness centers and entertainment						0.3
Transportation and Warehousing	1.6	1	1.5	1		
Automotive	1.5	1	1.2	1		
Computer, Electrical Equipment, Appliance, and Component	1.3	1	1.3	1		
Consumer Products Manufacturing	1.3	1	1.3	1		
Chemicals	1.1	1	1.0	1		
Educational Services	0.9	1	0.9	1		0.9
All others[1]	1.0	2	1.3	1		
Total commercial excluding PPP loans[2]	$60.2	48 %	$57.7	46 %	$ 6.4	$ 6.1
SBA PPP loans	$ 4.7	4	$ 4.7	4		
Total commercial	$64.9	52 %	$62.4	50 %		
Updated industries of market concern			$ 12.5	10 %	5.1%	4.9%

Legend: Industry sector of market concern (outlined box); Areas stabilizing (green); Continued concern (orange)

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 25.

Highlights

Overall

- Highly granular and diversified portfolio in terms of geography, industry and asset class
- Early stages of economic recovery with businesses re-opening, improved liquidity given capital raising and federal stimulus have reduced areas of market concern highlighted at 2Q20 from 10% to 4.9% of the loan portfolio at 3Q20

Areas stabilizing

- **Accommodation $1.4B** – majority of exposure is to casino hotels which have improved with lifting of restrictions and re-openings; no longer of concern
- **Food Services and Drinking Places $2.2B** – fast food and quick service concepts have performed well throughout the pandemic
- **Retail Trade $1.6B** – lower risk gas stations, convenience stores and other essential services that either remained open during the crisis or are now seeing increased consumer demand
- **Energy and Related $1.6B** – relates to less price sensitive sectors that are performing
- **Arts, Entertainment, and Recreation $1.0B** – exposure to sports teams and stadiums assisted by resumption of major professional sports and contractual revenues in place from cable broadcasters

Areas of continued concern

- **CRE Retail $2.0B** – portfolio is well diversified geographically, with some markets expected to perform better than others over time; despite re-openings and increasing consumer demand there continue to be challenges for selective retail credits and mall REITs
- **CRE Hospitality $0.5B** – hotels impacted by COVID-related decline in business travel, partially mitigated by good sponsors and strong underlying brands
- **Food Services and Drinking Places $0.5B** – casual dining segment likely to remain stressed due to lack of take-out options and loss of outdoor dining through winter
- **Retail Trade $0.9B** – non-essential businesses impacted by COVID-related closures
- **Energy & Related $1.0B** – price stabilization from volatility in first half 2020 has been beneficial, and clients remain well hedged into 2021
- **Arts, Entertainment, and Recreation $0.3B** – fitness centers and entertainment venues impacted by COVID-related shutdowns and social distancing
- **Educational Services $0.9B** – challenged due to COVID-related school closures; re-opening of facilities and minimizing outbreaks should ease stress

23

~70% of the retail portfolio is secured Mortgage weighted-average LTV of 63% with ~3% of the portfolio with refreshed FICO scores <650 ~50% of the HELOC portfolio is secured by 1st lien ~73% of HELOC has CLTV <70; ~95% CLTV < 80 Took proactive action in 2017 to limit national auto footprint to larger multi-dealers by reducing states and eliminating small dealerships Limited exposure to higher-risk, longer-duration loans Education refinance portfolio borrowers at origination have been employed ~6 years on average with: ~30% co-sign ~60% have advanced degrees Education InSchool ~90% co-sign Vast majority of merchant partnership subject to loss sharing arrangements

Notable Items[1]

Third and second quarter 2020 and third quarter 2019 results reflect notable items primarily related to TOP 6 transformational and revenue and efficiency initiatives. Third and second quarter 2020 and third quarter 2019 results also reflect notable items related to integration costs primarily tied to the August 1, 2018 Franklin American Mortgage Company ("FAMC") acquisition. These notable items have been excluded from reported results to better reflect Underlying operating results.

Cumulative after-tax integration costs related to the FAMC acquisition totaled $34 million through the end of third quarter 2020.

Notable Items - Integration Costs	3Q20			2Q20			3Q19			Cumulative After-tax Integration Costs		
($s in millions, except per share data)	Pre-tax	After-tax	EPS impact	Pre-tax	After-tax	EPS impact	Pre-tax	After-tax	EPS impact	FAMC	Other	Total
Noninterest income	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ (3)	$ —	$ (3)
Salaries & benefits	—	—	—	—	—	—	(1)	(1)	—	(10)	—	(10)
Equipment and software	(1)	(1)	—	—	—	—	—	—	—	(3)	—	(3)
Outside services	(1)	(1)	—	(2)	(1)	—	(3)	(2)	(0.01)	(15)	(5)	(20)
Occupancy	—	—	—	—	—	—	—	—	—	(1)	—	(1)
Other expense	—	—	—	—	—	—	—	—	—	(2)	—	(2)
Noninterest expense	$ (2)	$ (2)	$ —	$ (2)	$ (1)	$ —	$ (4)	$ (3)	$ (0.01)	$ (31)	$ (5)	$ (36)
Total Integration Costs	$ (2)	$ (2)	$ —	$ (2)	$ (1)	$ —	$ (4)	$ (3)	$ (0.01)	$ (34)	$ (5)	$ (39)

Other Notable Items - primarily tax and TOP	3Q20			2Q20			3Q19		
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS
Tax notable items	$ —	$ —	$ —	$ —	$ 4	$ 0.01	$ —	$ 10	$ 0.02
Other notable items- TOP & other actions									
Salaries & benefits	(13)	(9)	(0.02)	(4)	(4)	(0.01)	(4)	(3)	(0.01)
Outside services	(15)	(12)	(0.03)	(10)	(7)	(0.02)	(11)	(8)	(0.02)
Occupancy	(1)	(1)	—	(3)	(2)	—	—	—	—
Noninterest expense	$ (29)	$ (22)	$ (0.05)	$ (17)	$ (13)	$ (0.03)	$ (15)	$ (11)	$ (0.03)
Total Other Notable Items	$ (29)	$ (22)	$ (0.05)	$ (17)	$ (9)	$ (0.02)	$ (15)	$ (1)	$ —
Total Notable Items	$ (31)	$ (24)	$ (0.05)	$ (19)	$ (10)	$ (0.02)	$ (19)	$ (4)	$ (0.01)

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described above.

Citizens Financial Group, Inc.
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GAAP noninterest income and noninterest expense summary

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 27Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 27

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 28Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 28

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 29Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 29

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 30Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 30

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 31Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 31

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 32Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 32

Non-GAAP financial measures and reconciliations – Underlying excluding the impact of PPP Loans $s in millions, except share, per share and ratio data 33Non-GAAP financial measures and reconciliations – Underlying excluding the impact of PPP Loans $s in millions, except share, per share and ratio data 33

Notes

Notes on Non-GAAP Financial Measures

See important information on Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" or "Adjusted" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable.

General Notes

a) References to net interest margin are on a fully taxable equivalent ("FTE") basis. In 1Q19, Citizens changed its quarterly presentation of net interest income and net interest margin (NIM). Consistent with our understanding of general peer practice, the Company simplified the calculation of its reported NIM to equal net interest income, annualized based on the actual number of days in the period, divided by average total interest earning assets for the period. Under the Company's prior methodology, NIM was calculated using the difference between the annualized yield on average total interest-earning assets and total interest-bearing liabilities for the period. The Company also began presenting both net interest income and NIM on an FTE basis. Prior periods have been revised consistent with the current presentation.
b) Beginning in the first quarter of 2019, borrowed funds balances and the associated interest expense are based on original maturity. Prior periods have been adjusted to conform with the current period presentation.
c) Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS.
d) Select totals may not sum due to rounding.
e) Based on Basel III standardized approach
f) Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted.

Notes on slide 3 - 3Q20 GAAP financial summary
1) See above general note a).
2) In 3Q18, we revised our method of calculating the loan-to-deposit ratio to exclude loans held for sale, consistent with general industry practice.
3) Full-time equivalent employees.

Notes on slide 4 - 3Q20 Underlying financial summary
1) See above note on non-GAAP financial measures.

Notes on slide 5 - Executive summary
1) See above note on non-GAAP financial measures.
2) See above general note f).
3) See above general note e).

Notes on slide 8 - Mortgage banking fees
1. See above general note d).

Notes on slide 9 - Noninterest expense
1) See above note on non-GAAP financial measures.

Notes on slide 10 - Average loans and leases
1) See above general note d).
2) Non-core loans are primarily liquidating loan and lease portfolios inconsistent with our strategic priorities, generally as a result of geographic location, industry, product type or risk level and are included in Other.

Notes on slide 11 - Average funding and cost of funds
1) Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted.

Notes on slide 12 - CECL provision reflects impact from COVID-19 disruption
1) Macroeconomic forecast over 2-year reasonable and supportable period. Total of 9 major variables utilized, with hundreds of individual inputs. supplemented with adjustments based on alternate economic scenarios.
2) See above note on non-GAAP financial measures.

Notes on slide 13 - Forbearance update
1) Represents loans in which principal and/or interest was suspended for COVID-19 relief
2) Represents portion of the portfolio granted forbearance; percentage based on principal balances.
3) Total excludes business banking

Notes on slide 14 - Credit quality
1) Beginning in the fourth quarter of 2019, nonperforming balances exclude both fully and partially guaranteed residential mortgage loans sold to Ginnie Mae for which the Company has the right, but not the obligation, to repurchase. Prior periods have been adjusted to exclude partially guaranteed amounts to conform with the current period presentation.
2) Allowance for credit losses to nonperforming loans and leases.
3) See above note on non-GAAP financial measures.

Notes on slide 15 - Capital and liquidity remain strong
1) See above general note e).
2) For regulatory capital purposes, in connection with the Federal Reserve's final interim rule as of April 3, 2020, 100% of the $451 million Day-1 CECL impact recorded as of January 1, 2020 will be deferred over a two-year period ending January 1, 2022, at which time it will be phased in on a pro-rata basis over a three-year period ending January 1, 2025. Additionally, 25% of the cumulative reserve build of $[989] million since January 1, 2020, or $[247] million, will be phased in over the same time frame.
3) See above note on non-GAAP financial measures.

Citizens Financial Group, Inc.
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Notes continued Notes on slide 19 – 4Q20 outlook vs. 3Q20 1) See above note on non-GAAP financial measures. Notes on slide 20 – Key messages 1) See above note on non-GAAP financial measures. 2) See above general note e). Notes on slide 22 – Allocation of allowance by product type 1) Includes commercial leases. 2) See above note on non-GAAP financial measures. Notes on slide 23 – Commercial credit – diversified portfolio with prudent credit discipline 1) All other includes sectors with a balance less than 1% of total CFG loans. 2) See above general note d). Notes on slide 24 – Retail credit - diversified portfolio with prudent credit discipline 1) See above general note d). Notes on slide 25 – Notable items 1) See above note on non-GAAP financial measures. 35Notes continued Notes on slide 19 – 4Q20 outlook vs. 3Q20 1) See above note on non-GAAP financial measures. Notes on slide 20 – Key messages 1) See above note on non-GAAP financial measures. 2) See above general note e). Notes on slide 22 – Allocation of allowance by product type 1) Includes commercial leases. 2) See above note on non-GAAP financial measures. Notes on slide 23 – Commercial credit – diversified portfolio with prudent credit discipline 1) All other includes sectors with a balance less than 1% of total CFG loans. 2) See above general note d). Notes on slide 24 – Retail credit - diversified portfolio with prudent credit discipline 1) See above general note d). Notes on slide 25 – Notable items 1) See above note on non-GAAP financial measures. 35